Exhibit 10.2

FIRST AMENDMENT

TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 (the “Amendment”) to the Amended and Restated Employment Agreement, dated February 4, 2016 (the “Employment Agreement”), by and between SilverSun Technologies, Inc., a Delaware corporation (the “Company”), and Mark Meller (the “Executive”), is hereby entered into this 11th day of November 2021.

WHEREAS, the Company and the Executive previously entered into the Employment Agreement; and

WHEREAS, the Company and the Executive desire to provide for the continued employment of the Executive on the terms and conditions contained in the Employment Agreement, as modified by this Amendment;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Section 2 of the Employment Agreement is replaced in its entirety by the following:

“2. Term. The term of the Executive's employment hereunder shall commence on the Effective Date and shall continue through September 14, 2028.”

2. All remaining terms of the Employment Agreement shall continue in full force and effect, as amended hereby.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer pursuant to the authority of its Board, and the Executive has executed this Amendment, as of the date set forth above.

SILVERSUN TECHNOLOGIES, INC.

By: /s/ Joseph Macaliso
Name: Joseph P. Macaluso
Principal Financial Officer

EXECUTIVE

By: /s/ Mark Meller
Name: Mark Meller
Dated: November 11, 2021